Exhibit 10.2

EXECUTION COPY

GOLDMAN SACHS CREDIT PARTNERS L.P. 85 Broad Street New York, New York 10004	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013	LEHMAN BROTHERS INC. LEHMAN COMMERCIAL PAPER INC. LEHMAN BROTHERS COMMERCIAL BANK. 745 Seventh Avenue New York, New York 10019	KKR CAPITAL MARKETS LLC

CONFIDENTIAL

July 31, 2008

SunGard Data Systems Inc.

680 East Swedesford Road

Wayne, PA 19087-1605

Attention: Mr.	Michael J. Ruane

   Chief Financial Officer

SunGard Data Systems Inc.

Senior Commitment Letter

Ladies and Gentlemen:

SunGard Data Systems Inc. (the “Borrower” or “you”), has advised each of Goldman Sachs Credit Partners L.P. (“GSCP”), Citigroup (as defined below), Lehman Brothers Inc. (“Lehman”), Lehman Commercial Paper Inc. (“LCPI”), and Lehman Brothers Commercial Bank (together with LCPI, “Lehman Lenders”), and KKR Capital Markets LLC (“KCM” and, together with GSCP, CGMI, Lehman and Lehman Lenders, the “Commitment Parties,” “we” or “us”) that the Borrower wishes to obtain $300 million in commitments under a senior secured term loan facility (the “Facility”) having the terms set forth in the Summary of Terms and Conditions attached hereto as Exhibit A (the “Term Sheet”), the proceeds of which shall be used for general corporate purposes of the Borrower and its subsidiaries, which may include the refinancing or redemption of all or any portion of your outstanding 3.750% senior secured notes due 2009 (the “Existing Senior Notes”) and the payment of fees, costs and expenses in connection therewith (the Facility and the use of proceeds thereof, the “Transactions”). Capitalized terms used but not defined herein have the meanings assigned to them in the Term Sheet. For purposes of this Commitment Letter, “Citigroup” shall mean Citigroup Global Markets Inc. (“CGMI”), Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citigroup shall determine to be appropriate to provide the services contemplated herein.

In connection with the Transactions, each of GSCP, CGMI (on behalf of Citigroup), Lehman Lenders, and KCM (in such capacity, collectively, the “Initial Lenders”) is pleased to advise you of its several, but not joint, commitment to provide the percentage of the entire aggregate principal amount of the Facility as set forth in Schedule A hereto, upon the terms and subject to the conditions expressly set forth or referred to in this Commitment Letter and in the Term Sheet.

You hereby appoint (a) GSCP and CGMI to act, and each of GSCP and CGMI hereby agree to act, as joint lead arrangers for the Facility and (b) GSCP, CGMI, and Lehman to act, and GSCP, CGMI, and Lehman hereby agree to act, as joint bookrunners for the Facility (in such capacity, the “Joint Bookrunners”). It is agreed that GSCP shall have “left” placement in any and all marketing materials or other documentation used in connection with the Facility and shall hold the leading role and responsibilities conventionally associated with such “left” placement, including maintaining sole “physical books” in respect of the Facility. It is agreed that no other arrangers, bookrunners, agents or co-agents will be appointed without the approval of each Commitment Party and no Lender (as defined below) will receive compensation with respect to the Facility outside the terms contained herein and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facility (the “Fee Letter”), in each case unless you and we so agree.

The Initial Lenders reserve the right, prior to or after the execution of definitive documentation for the Facility (the “Financing Documentation”), to syndicate all or a portion of the Initial Lenders’ several commitments hereunder to one or more banks, financial institutions or other institutional lenders reasonably acceptable to us (after consultation with you and the Sponsors (as defined in the Credit Agreement)) that will become parties to the Financing Documentation pursuant to a syndication to be managed by us (after consultation with you and the Sponsors) (the banks, financial institutions and other institutional lenders becoming parties to the Financing Documentation, together with the Initial Lenders, being collectively referred to as the “Lenders”); provided that, the Initial Lenders agree that no Initial Lender will syndicate to those banks, financial institutions or other institutional lenders identified by you or any Sponsor in writing (including by email) prior to the date hereof; provided, further, that notwithstanding each Initial Lender’s right to syndicate the Facility and receive commitments with respect thereto, no assignment of commitments of any Initial Lender prior to the Closing Date (as defined below) shall reduce such Initial Lender’s obligation to fund its entire commitment in the event any assignee of such Initial Lender shall fail to do so on the Closing Date and each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitment, including all rights with respect to consents, modifications and amendments under the Facility until the date of the funding under the Facility (the “Closing Date”).

You agree to use your commercially reasonable efforts to assist the Joint Bookrunners in completing a syndication reasonably satisfactory to the Joint Bookrunners. You agree to actively assist us in achieving a timely syndication of the Facility, which we intend to conduct before the closing of the Facility (but which we reserve the right to conduct and continue to conduct after the closing of the Facility) and you agree that we shall have a reasonable opportunity and reasonable period of time in which to complete such syndication (including offering the existing lenders under your Credit Agreement the right to participate in the Facility pursuant to the terms of the Credit Agreement). Such assistance shall include (i) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing banking relationships and the existing banking relationships of the Sponsors and the Borrower, (ii) your causing direct contact between your senior management, representatives and advisors, on the one hand, and the proposed Lenders, on the other hand at mutually agreed upon times, (iii) your assistance in the preparation of a customary marketing materials to be used in connection with the syndication (the “Information Materials”), (iv) the hosting, with the Joint Bookrunners, of a reasonable number of conference calls to be mutually agreed upon of prospective Lenders at times to be mutually agreed upon, and (v) your using commercially reasonable efforts to obtain updated ratings (or a confirmation of the absence of any downgrade or negative change to the existing ratings) from each of Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) for the Facility and a corporate credit rating and a corporate family rating of the Borrower from each of S&P and Moody’s, respectively. You understand that we may decide to commence syndication efforts for the Facility promptly after the date hereof. Without limiting your obligations to assist with syndication efforts as set forth above, each Initial Lender agrees that the successful completion of such syndication is not a condition to its commitment hereunder. To ensure an orderly and effective syndication of the Facility, you agree that until the Closing Date there shall be no competing offering, placement or arrangement of any debt securities or other debt financing by you or any of your subsidiaries (other than (i) the acquisition financing contemplated by the other commitment letter dated as of the date hereof between you and us (the “Other Commitment Letter”), (ii) any refinancing, replacement or other modification of the Borrower’s existing receivables facility, or (iii) any ordinary course financings or refinancing by the Acquired Company (as defined in the Other Commitment Letter) permitted by the Acquisition Agreement (as defined in the Other Commitment Letter without our prior written consent.

We will manage all aspects of the syndication, including, without limitation, selection of Lenders (after consultation with you and the Sponsors), determination of when the Joint Bookrunners will approach potential Lenders and the time of acceptance of the Lenders’ commitments, any naming rights, any title of agent or similar designations or roles awarded to any Lender, the final allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Joint Bookrunners in such syndication efforts, you agree to use your commercially reasonable efforts to provide promptly to us all customary information reasonably available to you with respect to you and your subsidiaries and the Transactions, including, without limitation, all reasonably available financial information concerning you and projections relating to you and the Transactions (including financial estimates, forecasts and other forward-looking statements, the “Projections”), as we may reasonably request in connection with the syndication of the Facility.

You hereby acknowledge that certain prospective Lenders (such Lenders, “Public Lenders”; all other Lenders, “Private Lenders”) may have personnel that do not wish to receive “material non-public information” (within the meaning of the United States federal securities laws) with respect to you and your subsidiaries, or your or their respective securities (collectively, “MNPI”), and who may be engaged in investment and other market-related activities with respect to such entities’ securities. You agree, at our request, to prepare a version of the Information Materials to be used in connection with the syndication of the Facility (which will be posted to IntraLinks or SyndTrak or by other similar electronic means), consisting exclusively of information and documentation that does not contain MNPI (the “Public Information Materials”). Before distribution of any Information Materials (a) to prospective Private Lenders, you shall provide us with a customary letter authorizing the dissemination of the Information Materials and exculpating us with respect to any liability related to the use of the contents (and exculpating you and the Sponsors in the event of any unauthorized use) of the Information Materials by the recipients thereof and (b) to prospective Public Lenders, you shall provide us with a customary letter authorizing the dissemination of the Public Information Materials and confirming the absence of MNPI therefrom and exculpating us with respect to any liability related to the use of the contents (and exculpating you and the Sponsors in the event of any unauthorized use) of the Information Materials by the recipients thereof. In addition, you shall identify Public Information Materials by clearly and conspicuously marking the same as “PUBLIC”.

You agree that the Commitment Parties on your behalf may distribute the following documents to all prospective Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations, allocations and funding and closing memoranda, (b) the Term Sheet and notifications of changes to the terms of the Facility, (c) drafts and final versions of the Financing Documentation and (d) other materials intended for prospective Lenders after the initial distribution of the Information Materials. Notwithstanding the foregoing, if you so advise the Commitment Parties in writing (including by email) within a reasonable time prior to their intended distribution that any materials described in clause (d) above should only be distributed to prospective Private Lenders, then the Commitment Parties will not distribute such materials to Public Lenders without further discussions with you.

You hereby represent and warrant that (a) all written information concerning you and your subsidiaries other than the Projections and information of a general economic or industry nature (collectively, the “Information”) that has been or will be made available to any Commitment Party by you or any of your subsidiaries or by any of your representatives (including, without limitation, the Sponsors) on your behalf is and will be when furnished, taken as a whole, accurate in all material respects and does not and will not when furnished, taken as a whole, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not materially misleading and (b) the Projections that have been or will be made available to any Commitment Party by you or any of your subsidiaries or by any of your representatives (including, without limitation, the Sponsors) on your behalf have been and will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of preparation thereof and at the time the related Projections are made available to the Commitment Parties; it being understood that such financial projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ and that such differences may be material. If, at any time prior to the earlier to occur of (i) the successful syndication of the Facility (as defined in the Fee Letter) and (ii) the date that is 30 days after the

Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and Projections were being furnished, and such representations were being made, at such time, you agree to supplement the Information and the Projections, such that the representations and warranties in the preceding sentence remain true in all material respects; provided that Borrower shall have no obligation to update Projections after the Closing Date. In arranging the Facility, including the syndication of the Facility, each of the Commitment Parties will be entitled to use and rely primarily on the Information and the Projections without responsibility for independent verification thereof.

As consideration for the Initial Lenders’ several commitments hereunder and the Joint Bookrunners’ agreement to syndicate the Facility, you agree to pay (or to cause to be paid) to the Initial Lenders and the Joint Bookrunners the fees as set forth in the Term Sheet and in the Fee Letter. Once paid, such fees shall not be refundable under any circumstances.

The Initial Lenders’ several commitments hereunder and the Joint Bookrunners agreements to perform the services described herein are subject to the execution and delivery of Financing Documentation consistent with this Commitment Letter and the Term Sheet and, for any other provisions in the Financing Documentation not addressed in the Term Sheet, consistent, and in compliance, with the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

You agree (a) to indemnify and hold harmless each Commitment Party, its affiliates (other than any Sponsor in its capacity as an equity holder or any Advisor (as defined below) in its capacity as such) and their respective partners, officers, directors, members, employees, agents, advisors and controlling persons (collectively, the “indemnified persons”), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, that may be incurred by or awarded against any indemnified person arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Transactions and the other transactions contemplated hereby, the Facility and the use of proceeds thereof or any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) relating to any of the foregoing, regardless of whether any such indemnified person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each such indemnified person upon demand for the reasonable fees and reasonable out-of-pocket expenses of one counsel to all such indemnified persons taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction and, in the case of a conflict of interest, one additional counsel to the affected indemnified person and, if reasonably necessary, one additional local counsel to the affected indemnified person in any relevant jurisdiction) or other reasonable out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing; provided that, the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they resulted from (i) the willful misconduct, bad faith or gross negligence of such indemnified person, its affiliates (excluding any Sponsor in its capacity as an equity holder of the Borrower or any Advisor in its capacity as such) or any of their officers, directors, employees, agents and controlling persons arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Transactions and the other transactions contemplated hereby, the

Facility and the use of proceeds thereof or any Proceeding relating to any of the foregoing (in any such case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) any material breach in bad faith of the obligations of such indemnified person or any of its affiliates under this Commitment Letter, the Term Sheet or the Fee Letter and (b) if the Closing Date occurs, to reimburse the Commitment Parties from time to time for all reasonable and documented out-of-pocket expenses (including, without limitation, due diligence investigation expenses, consultants’ fees (to the extent any such consultant has been hired with your prior consent (which consent shall not be unreasonably withheld)), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel identified in the Term Sheet (and a single local counsel in each relevant jurisdiction)) incurred in connection with the preparation of this Commitment Letter, the Term Sheet and the Fee Letter and the preparation of the Financing Documentation and related security documents (collectively, the “Expenses”) (provided, that if the Closing Date does not occur, you agree to reimburse us for any such Expenses actually incurred in an amount equal to the lesser of (A) the actual amount of Expenses incurred as of the date of expiration or termination of the commitments hereunder and (B) $50,000). If for any reason the foregoing indemnification is unavailable to the Commitment Parties or insufficient to hold it harmless, then you will contribute to the amount paid or payable by the Commitment Parties as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of (i) you and the Sponsors and their respective affiliates, stockholders, partners or other equity holders on the one hand and (ii) the Commitment Parties on the other hand in the matters contemplated by this Commitment Letter, the Term Sheet and the Fee Letter, as well as the relative fault of (i) you and the Sponsors and their respective affiliates, stockholders, partners or other equity holders and (ii) the Commitment Parties with respect to such loss, claim, damage or liability and any other relevant equitable considerations. Your reimbursement, indemnity and contribution obligations under this paragraph will be in addition to any liability which you may otherwise have, will extend upon the same terms and conditions to any affiliate of the Commitment Parties and the partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Commitment Parties and any such affiliate, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of you, the Commitment Parties, any such affiliate and any such person. You also agree that neither any indemnified party nor any of such affiliates, partners, directors, agents, employees or controlling persons will have any liability to you or the Sponsors or any person asserting claims on behalf of or in right of you or the Sponsors or any other person in connection with or as a result of either this arrangement or any matter referred to in this Commitment Letter, the Term Sheet or the Fee Letter, except to the extent that any losses, claims, damages, liabilities or expenses incurred by you or your affiliates, stockholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from (i) the willful misconduct, bad faith or gross negligence of such indemnified person, its affiliates (excluding any Sponsor in its capacity as an equity holder of the Borrower or any Advisor in its capacity as such) or any of their officers, directors, employees, agents and controlling person arising out of or in connection with this Commitment Letter, the Term Sheet, the Fee Letter, the Transactions and the other transactions contemplated hereby, the Facility and the use of proceeds thereof or any Proceeding relating to any of the foregoing (in any such case, as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) any material breach in bad faith of the obligations of such indemnified person or any of its affiliates under this Commitment Letter, the Term Sheet or the Fee Letter. Notwithstanding any other provision of this Commitment Letter, no Commitment Party shall be liable for any damages arising from (i) the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith or gross negligence of such party or any of its affiliates or related parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) for any special, indirect, consequential or punitive damages in connection with its activities related to the Commitment Letter, the Term Sheet or the Fee Letter. Notwithstanding the foregoing, the indemnity obligations in this paragraph shall not apply to any losses, claims, damages, liabilities or expenses of any Commitment Party or affiliate thereof to the extent such loss, claim, damage, liability or expense arises solely as a result of a separate advisory engagement with such Commitment Party or its affiliate, in each case, acting in such capacity pursuant to such engagement (in such capacity, an “Advisor”).

You acknowledge that the Joint Bookrunners, the Initial Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein and otherwise. None of the Commitment Parties and their affiliates will use confidential information obtained from you or the Sponsors by virtue of the transactions contemplated by this Commitment Letter or any of their other respective relationships with you or the Sponsors in connection with the performance by them and their respective affiliates of services for other companies, and none of the Commitment Parties and their affiliates will furnish any such information to other companies, except to the extent otherwise permitted hereby. Consistent with each Commitment Party’s policies to hold in confidence the affairs of its customers, each Commitment Party will not furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter to any of its other customers, except to the extent otherwise permitted hereby. Furthermore, you acknowledge that no Commitment Party and none of their affiliates has an obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained or that may be obtained by them from any other person.

In addition, please note that the Commitment Parties do not provide accounting, tax or legal advice.

You further acknowledge and agree that (a) the Commitment Parties may have economic interests that conflict with those of you or your subsidiaries, (b) each Commitment Party will act under this letter as an independent contractor and nothing in this Commitment Letter or the Fee Letter or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between each Commitment Party and you, your stockholders or your affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party is acting solely as a principal and not the agent or fiduciary of you, your management, stockholders, creditors or any other person, (iii) the Commitment Parties have not assumed an advisory or fiduciary responsibility in favor of you with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Commitment Party or any of its affiliates has advised or is currently advising you on other matters) or any other obligation to you except the obligations expressly set forth in this Commitment Letter and the Fee Letter, (iv) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (v) you have been advised that each Commitment Party is engaged in a broad range of transactions that may involve interests that differ from your interests and the Commitment Parties have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship and (vi) you have consulted your own legal and financial advisors to the extent it deemed appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. You agree that you will not claim that any Commitment Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to you, in connection with such transaction or the process leading thereto. In addition, each Commitment Party may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning you, the Sponsors and other companies that may be the subject of this arrangement, and such affiliates will be entitled to the benefits afforded to the Commitment Parties hereunder.

You further acknowledge that each Commitment Party is a full service securities firm engaged, either directly or through its affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of business, the Commitment Parties and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of you or your subsidiaries, as well as of other entities and persons and their affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated by this Commitment Letter, (ii) be customers or competitors of you or your subsidiaries, or (iii) have other relationships with you or your subsidiaries. In addition, the Commitment Parties may provide investment banking, underwriting and financial advisory services to such other entities and persons. The Commitment Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, your subsidiaries or such other entities. The transactions contemplated by this Commitment Letter may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. With respect to any securities and/or financial instruments so held by the Commitment Parties or any of their affiliates or customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. Although the Commitment Parties in the course of such other activities and relationships may acquire information about the transaction contemplated by this letter or other entities and persons which may be the subject of the transactions contemplated by this Commitment Letter, each shall have no obligation to disclose such information, or the fact that it is in possession of such information, to you or to use such information on your behalf.

This Commitment Letter and the commitments hereunder shall not be assignable by you without the prior written consent of the Commitment Parties, and any attempted assignment without such consent shall be void. Neither this Commitment Letter nor the Fee Letter may be amended nor any provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto and thereto, and any term or provision hereof or thereof may be amended or waived only by a written agreement executed and delivered by all parties hereto. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter (including the exhibits and annexes hereto) and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Facility and set forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto (and the indemnified persons) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the indemnified persons. The Commitment Parties may perform the duties and activities described hereunder through any of their affiliates and the provisions of the third preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any such duties or activities. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, over any suit, action or proceeding arising out of or relating to the Transactions or the other transactions contemplated hereby, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding brought in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum. Each party hereto hereby irrevocably agrees to waive trial by jury in any suit, action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of the Transactions, this Commitment Letter, the Term Sheet or the Fee Letter or the performance of services hereunder or thereunder.

We hereby notify you that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)), we and each of the Lenders may be required to obtain, verify and record information that identifies you and the Guarantors, which information may include your and its respective names and addresses and other information that will allow each of us and the Lenders to identify you in accordance with the Patriot Act (collectively, together with any other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, the “Patriot Act Information”). This notice is given in accordance with the requirements of the Patriot Act and is effective for each of us and the Lenders. Notwithstanding anything to the contrary contained herein or in the final documentation for the Facility, it is understood and agreed that the Joint Bookrunners may disclose and otherwise provide the Patriot Act Information to Lenders and bona fide prospective Lenders or participants in connection with the syndication of the Facility and any permitted assignment or participation in respect of the commitments and/or loans thereunder (including, without limitation by transmitting the Patriot Act Information through IntraLinks and SyndTrak), and in no event, shall such information constitute (or be deemed to constitute) MNPI.

You agree that you will not disclose, directly or indirectly, this Commitment Letter, the Term Sheet, the Fee Letter or the contents of any of the foregoing or the activities of the Commitment Parties pursuant hereto or thereto (including any written or oral communications provided by the Commitment Parties to you in connection with such activities) to any person without our prior written approval (not to be unreasonably withheld or delayed), except that you may disclose (a) this Commitment Letter, the Term Sheet, the Fee Letter and the contents hereof and thereof (i) to the Sponsors and to your and any of the Sponsors’ respective officers, directors, agents, employees, affiliates, members, partners, stockholders, agents, attorneys, accountants, advisors and actual and potential co-investors directly involved in the consideration of this matter on a confidential and need-to-know basis, and (ii) as required by applicable law or compulsory legal process (in which case you shall have (x) informed us promptly thereof to the extent lawfully permitted to do so, (y) consulted with us as to the advisability of taking steps to resist or narrow the scope of the disclosure contemplated thereby and (z) cooperated with us in any efforts we may make to obtain an order or other reliable assurance that confidential treatment will be accorded to such advice, activities and the terms of this Commitment Letter), (b) the existence and contents of the Term Sheet to any rating agency in connection with the Transactions; provided that such information is supplied only on a confidential basis after consultation with the Commitment Parties, and (c) to the extent required by law, the existence and contents this Commitment Letter and the Term Sheet in any proxy, public filing, prospectus, offering memorandum or offering circular; provided that, the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and the contents thereof) after the Financing Documentation shall have been executed and delivered by the parties thereto.

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, information obtained from or on behalf of you in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential information (a) to their respective partners, directors, officers, agents, employees, attorneys, accountants and advisors, and to their respective affiliates who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis; (b) on a confidential basis to any potential Lender, participant, assignee or any direct or indirect contractual counterparty to any swap or derivative transaction relating to the Borrower and its obligations under the Facility that agrees to keep such information confidential in accordance with the provisions of this paragraph; (c) as required by applicable law, regulation or compulsory legal process, pursuant to the order of any administrative agency or in any pending administrative proceeding (in which case we agree to inform you promptly thereof to the extent lawfully permitted to do so); (d) to the extent requested by any regulatory authority having jurisdiction over the Commitment Parties (in which case we agree to inform you promptly thereof to the extent lawfully permitted to do so); (e) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Commitment Letter, the Term Sheet or the Fee Letter or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source (other than you, the Sponsors or any of your or their affiliates, advisors, members, directors, employees, agents or other representatives) not known by such person to be prohibited from disclosing such information to such person by a legal, contractual or fiduciary obligation; (f) to the extent that such information was already in the Commitment Parties’ possession or was independently developed by the Commitment Parties; (g) to the extent you shall have consented to such disclosure in writing; (h) for purposes of establishing a “due diligence” defense, or otherwise in connection with litigation; or (i) in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter, the Term Sheets and the Fee Letter. The Commitment Parties’ obligations under this paragraph will terminate on the second anniversary of the date hereof if not earlier terminated pursuant to the next succeeding paragraph.

The indemnification, jurisdiction, waiver of jury trial and confidentiality provisions as well as provisions related to assistance with syndication (with respect to syndication only, to the extent that this Commitment Letter has not been terminated) and payments of expenses and the “alternate refinancing fee” (in the case of such expenses and such fee, if applicable in accordance with the provisions of the Fee Letter), in each case contained herein and in the Fee Letter shall remain in full force and effect and survive any termination or completion of the arrangements provided by this Commitment Letter, the Term Sheet and the Fee Letter, regardless of whether the Financing Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Initial Lenders’ several commitments hereunder; provided that, our confidentiality obligations hereunder shall automatically terminate and be superseded by the provisions of the Financing Documentation upon the execution thereof.

Each of the Commitment Parties reserves the right to employ the services of its affiliates in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to it in such manner as it and its affiliates may agree in their sole discretion. You also agree that each Commitment Party may at any time and from time to time assign all or any portion of its commitment hereunder to one or more of its affiliates, provided that, with respect to the commitments, any assignment thereof will not relieve the Initial Lender from any of its obligations hereunder unless and until the assignee shall have funded the portion of the commitment so assigned.

Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to us the enclosed duplicate originals (or facsimiles or electronic copies) of this Commitment Letter and the Fee Letter, in each case not later than 5:00 p.m., New York City time, on August 1, 2008, failing which the Initial Lenders’ commitments hereunder will expire at such time.

In the event that the initial borrowing under the Facility does not occur on or before 11:59 p.m. on November 15, 2008, then the commitments hereunder with respect to the Facility shall automatically terminate unless we, in our discretion, shall agree to an extension.

[Signature Page Follows]

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	/s/ Bruce H. Mendelsohn
Name:	Bruce H. Mendelsohn
Title:	Authorized Signatory

[Signature Page to Senior Commitment Letter]

CITIGROUP GLOBAL MARKETS, INC.

By:	/s/ Julie Persily
Name:	Julie Persily
Title:	Managing Director

[Signature Page to Senior Commitment Letter]

LEHMAN BROTHERS INC.

By:	/s/ Laurie Perper

Name:	Laurie Perper
Managing Director

LEHMAN COMMERCIAL PAPER INC.

By:	/s/ Laurie Perper

Name:	Laurie Perper
Managing Director

LEHMAN BROTHERS COMMERCIAL BANK

By:	/s/ Darren S. Lane

Name:	Darren S. Lane
Operations Officer

[Signature Page to Senior Commitment Letter]

KKR CAPITAL MARKETS LLC

By:	/s/ Craig Farr

Name:	Craig Farr
Title:	CEO

[Signature Page to Senior Commitment Letter]

The provisions of this Commitment Letter are accepted and agreed to as of the date first written above:

SUNGARD DATA SYSTEMS INC.

By:	/s/ Michael Ruane
Name: Michael Ruane
Title: SR. VP. Finance

[Signature Page to Senior Commitment Letter]